UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 10, 2013
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 10, 2013, Camden Property Trust (the "Company") held its 2013 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, there were 84,828,911 common shares entitled to be voted; 77,563,144 shares were voted in person or by proxy. The Company's shareholders voted on the following matters at the Annual Meeting:
1.    Election of the ten trust managers nominated by the Board of Trust Managers to hold office for a one-year term;
2.    Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2013; and
3.    On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement.
Each of these matters was approved by the requisite number of shareholder votes. The results of the shareholder votes are set forth below:
Board of Trust Managers

	Affirmative	Withheld
Richard J. Campo	71,880,861	2,664,419
Scott S. Ingraham	74,023,012	522,268
Lewis A. Levey	74,120,004	425,276
William B. McGuire, Jr.	74,384,910	160,370
D. Keith Oden	74,122,226	423,054
F. Gardner Parker	63,944,167	10,601,113
William F. Paulsen	74,283,265	262,015
Frances Aldrich Sevilla-Sacasa	74,464,028	81,252
Steven A. Webster	61,091,996	13,453,284
Kelvin R. Westbrook	73,557,838	987,442

There were 3,017,864 broker non-votes with respect to the election of trust managers.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions
77,423,701	104,785	34,658

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
71,715,283	2,624,007	205,990	3,017,864

The Company's Board of Trust Managers has determined the Company will conduct advisory votes to approve the compensation of the Company's executive officers on an annual basis. Accordingly, the Company will include an advisory on executive compensation in its proxy materials every year until the next shareholder vote on the frequency of such votes is held, which will be no later than the Company's 2017 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013
CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer